1 NASDAQ: WTBA Q2 2025 | Earnings Highlights

2 Certain statements in this presentation, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Forward-looking statements may appear throughout this presentation. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk, including the effects of changes in interest rates; fluctuations in the values of the securities held in our investment portfolio, including as a result of changes in interest rates; competitive pressures, including from non-bank competitors such as credit unions, “fintech” companies and digital asset service providers; technological changes implemented by us and other parties, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards or regulatory requirements; the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; changes in local, national and international economic conditions, including the level and impact of inflation, and future monetary policies of the Federal Reserve in response thereto, and possible recession; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks; changes in legal and regulatory requirements, limitations and costs; the threat or imposition of domestic or foreign tariffs or other governmental policies impacting the global supply chain and the value of products produced by our commercial borrowers; changes in customers’ acceptance of the Company’s products and services; the occurrence of fraudulent activity, breaches or failures of our or our third-party partners' information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine, widespread disease or pandemics, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their business; changes to U.S. tax laws, regulations and guidance; potential changes in federal policy and at regulatory agencies under the Trump Administration; new or revised accounting policies and practices, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board; talent and labor shortages and employee turnover; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of West Bancorporation, Inc. after the date hereof. Certain of the information contained herein may be derived from information provided by industry sources. We believe that such information is accurate and that the sources from which it has been obtained are reliable. We cannot guarantee the accuracy of such information, however, and we have not independently verified such information. This presentation contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. This presentation includes reconciliations of non-GAAP financial measures to comparable GAAP financial measures. Disclaimers

3 2Q 2025 Financial Highlights (1) Presented on a fully taxable equivalent basis; see Appendix for “Non-GAAP Financial Measures.” $26.26 NASDAQ: WTBA June 30, 2025 Closing Price: $19.63 2Q 2025 Price Range: $17.33 to $20.43 Cash Dividend Per Share Declared On July 23, 2025: $0.25 (payable on August 20, 2025) Annualized Dividend Yield: 5.09% 2Q 2025 Total Assets: $4.1 billion Gross Loans: $3.0 billion Total Deposits: $3.4 billion Net Income: $8.0 million Return on Avg. Assets: 0.80% Return on Avg. Equity: 13.65% Net Interest Margin: 2.27% Efficiency Ratio: 56.45% NPAs/Assets: 0.00% Diluted EPS: $0.47

4 • West Bancorporation, Inc. (the “Company”) is a publicly traded, financial holding company (NASDAQ: WTBA) established in 1984. Its sole subsidiary is West Bank, founded in 1893. • West Bank is a full service commercial bank headquartered in West Des Moines, Iowa and has 11 branches and commercial banking offices serving the greater Des Moines, Iowa area; eastern Iowa, which includes Iowa City and Coralville, Iowa; and southern Minnesota, which includes Rochester, Owatonna, Mankato, and St. Cloud, Minnesota. • The Company is a long-standing and reliable, dividend paying community bank. Our mission is to build strong relationships, build strong communities, and build upon our strong reputation to ensure our clients receive exceptional care, our communities receive outstanding support, and the loyalty of our employees and stockholders is rewarded. Company Profile and Mission • One of the Company's key competitive advantages is its client-centric approach to delivering strategic financial solutions to businesses and business owners, driven by the establishment of deep customer relationships and extensive experience in its markets. • First and foremost a community bank, West Bank has built a strong reputation for being responsive to local needs. West Bank employees place a high priority on community involvement, lending their time and talents to a long list of civic and community projects. Mission

5 Experienced Executive Leadership David D. Nelson Director/Chief Executive Officer/President Joined West Bank in 2010 Years in Banking: 42 Prior to joining the Company Mr. Nelson was the President of Southeast Minnesota Business Banking and President of Wells Fargo Bank Rochester in Rochester, Minnesota. Harlee N. Olafson Chief Risk Officer/Executive Vice President Joined West Bank in 2010 Years in Banking: 47 Prior to joining the Company Mr. Olafson was the President of Southwest Minnesota Business Banking and President of Wells Fargo Bank Mankato in Mankato, Minnesota. Bradley P. Peters Executive Vice President West Bank Minnesota Group President Joined West Bank in 2019 Years in Banking: 40 Prior to joining the Company Mr. Peters was the Executive Vice President of a $16 billion regional bank in Minnesota where he was responsible for new market expansion. Jane M. Funk Chief Financial Officer Executive Vice President/Treasurer Joined West Bank in 2014 Years in Banking & Public Accounting: 35 Ms. Funk has extensive experience in the community banking industry and spent 18 years of her career at a large public accounting firm. Brad L. Winterbottom Executive Vice President West Bank President Joined West Bank in 1992 Years in Banking: 45 Mr. Winterbottom has extensive experience in commercial lending and loan portfolio administration and knowledge of the Iowa business community. Todd A. Mather West Bank Chief Credit Officer Joined West Bank in 2019 Years in Banking: 29 Prior to joining West Bank, Mr. Mather spent 8 years at a $16 billion regional bank in Minnesota as a Senior Credit Director and Group Senior Credit Manager.

6 Conservative Organic Growth with Successful Lift-Out Strategies David Nelson joins West Bancorporation, Inc. as CEO. Entered the Rochester, Minnesota market by hiring experienced bankers who had existing strong relationships with local business owners and creating an advisory community board made up of local business owners and leaders. Successful and profitable establishment of market presence led to construction of permanent commercial banking office in 2016. Reached $2 billion in total assets. Expanded into St. Cloud, Mankato, and Owatonna, Minnesota with the same lift- out strategy used in Rochester, Minnesota. Successful and profitable establishment of market presence led to construction of permanent commercial banking offices in each of these three markets during 2022-2025. Reached $3 billion in total assets. Opened new corporate headquarters building in West Des Moines, Iowa in April 2024. After being in the same leased space for fifty years, the new building consolidates the organization's operations under one roof, and provides space for future growth and enhanced business development opportunities. Reached $4 billion in total assets. 2010 2013 2018 2019 2020 2024 2024

7 Company Highlights – Commitment to Excellence West Bancorporation, Inc. is a high performing company in U.S. community banking, well-versed in providing commercial banking services, including loans and lines of credit and all types of deposit services, to small- and medium-sized businesses in its Iowa and Minnesota markets. Attractive Franchise • A 132 year presence in the Des Moines, Iowa metropolitan area and is West Des Moines' oldest business of any type. • Long track record of growth and stability coupled with attractive financial returns and dividend yield. • Simple and consistent business model with a conservative operating philosophy and expense management controls. Strategy • Organic growth strategy with a track record of successful lift-out strategies and employing a branch-lite structure. • Disciplined business model highlighted by focus on risk management and consistent execution that has resulted in pristine credit quality. • Superior talent with business expertise in building relationships and providing a differentiated level of service. Community Service & Philanthropy • In 2024, our employees volunteered over 8,200 hours of community service. • In 2024, the West Bancorporation Foundation and West Bank provided over $450,000 in total philanthropic contributions to more than 160 organizations. • West Bancorporation, Inc.'s new corporate headquarters, which opened in April 2024, was constructed on a redevelopment site in West Des Moines, Iowa in an area in need of a catalyst for revitalization.

8 Company Highlights – Commitment to Excellence West Bank is a commercially-focused financial institution operating in high quality markets in Iowa and Minnesota led by a deep and experienced management team with skills developed internally and with other large regional banking institutions. Credit Culture • Strict credit risk management with robust processes and experienced credit personnel. • 30 high quality commercial bankers with an average of 21 years of commercial banking experience. • Centralized committee structure that is agile and responsive to customer needs and an organizational structure that provides deep support of credit and administrative functions. • We are a local lender to local customers. Asset Quality & Risk Management • Proven credit culture with a history of strong asset quality. • Classified and watch list loan balance was 0.36% of the loan portfolio at June 30, 2025. • No nonperforming assets at June 30, 2025. • Commercial real estate stress testing is completed quarterly. • Independent third party loan review is performed semi-annually.

9 2Q 2025 Income Statement Highlights (in thousands) For the Quarter Ended Q2 '24 Q1 '25 Q2 '25 Linked Quarter Comments Net interest income $ 17,230 $ 20,855 $ 21,419 Increase primarily due to increase in yield on loans, partially offset by increase in cost of deposits. Net interest margin(1) 1.86% 2.28% 2.27 % Credit loss expense $ — $ — $ — Noninterest income (excluding securities losses) 2,346 2,243 2,410 Increase driven primarily by an increase in service charges on deposit accounts and other transaction fees. Noninterest expense 13,194 13,063 13,485 Increase primarily due to annual officer compensation adjustments effective April 1, 2025. Efficiency ratio(1) 67.14% 56.37% 56.45 % Income tax expense $ 1,190 $ 2,193 $ 2,365 Increase in income tax expense in 2025 primarily due to increased pre-tax income. Additionally, a new market tax credit expired at the end of 2024, leading to an increase in effective tax rate. Net income 5,192 7,842 7,979 Return on average equity 9.50% 13.84% 13.65% (1) Presented on a fully taxable equivalent basis; see Appendix for “Non-GAAP Financial Measures.”

10 Net Interest Income (1) Presented on a fully taxable equivalent basis; see Appendix for “Non-GAAP Financial Measures.” $17.2 $18.0 $19.4 $20.9 $21.4 2Q24 3Q24 4Q24 1Q25 2Q25 Net Interest Income ($ in millions) 1.86% 1.91% 1.98% 2.28% 2.27% Net interest margin %(1) Net interest income increased $0.5 million and net interest margin decreased 1 bp in Q2 2025 compared to Q1 2025 • Interest income on loans increased $0.7 million and interest income on interest-earning deposits with banks increased $1.2 million. The increase in interest income on loans was primarily due to loan yields increasing 7 bps from Q1 2025 to Q2 2025, as loan originations and renewals priced at higher prevailing market rates. The increase in interest income on interest-earning deposits with banks was due to the increase in average balances during Q2 2025. • Deposit interest expense increased $1.3 million, primarily due to an increase in average deposit balances and change in funding mix. Additionally, the cost of interest-bearing deposits increased 4 bps from Q1 2025 to Q2 2025.

11 $2,994 $2,991 $3,008 $3,016 $2,990 $3,016 $2,966 2Q24 3Q24 4Q24 1Q25 2Q25 1Q25 2Q25 Loans • Loans decreased $50.1 million in Q2 2025, primarily due to a decrease in commercial loans and commercial real estate loans. • Quarterly average loans decreased $26.5 million compared to Q1 2025. • Commercial real estate loans are well diversified among various industry sectors. • Loan yields increased 7 bps in Q2 2025 compared to Q1 2025 as loan originations and renewals priced at higher prevailing market rates. • 39% of the loan portfolio consists of variable-rate loans. Quarterly Highlights 5.60% 5.65% 5.53% 5.52% 5.59% Loans ($ in millions) Average Balances Period End Loan Yield %

12 Loan Mix C & I, 17% CRE - NOO, 36% CRE - OO, 13% Multi Family, 14% 1-4 Family, 3% C & D, 15% Consumer and other, 2% Loan Mix as of June 30, 2025 Total Construction and Development and Commercial Real Estate Loans at June 30, 2025 Sector Balance ($ in thousands) Multifamily $ 536,784 Warehouse & trucking terminals 270,125 Hotels 257,125 Retail 242,827 Residential 162,260 Office 149,920 Senior care/living 105,826 Mixed use 103,953 Land and land development 98,572 Medical 88,980 Other 318,522 Total $ 2,334,894

13 $(49) $3 $(12) $(94) $(13) 2Q24 3Q24 4Q24 1Q25 2Q25 Credit Quality $0.5 $0.2 $0.1 $0.2 $0.0 2Q24 3Q24 4Q24 1Q25 2Q25 $0.5 $0.2 $0.1 $0.2 $0.0 2Q24 3Q24 4Q24 1Q25 2Q25 $28.4 $29.4 $30.4 $30.5 $30.5 2Q24 3Q24 4Q24 1Q25 2Q25 Net Charge-Offs (Recoveries) ($ in thousands) Substandard Loans ($ in millions) Nonaccrual Loans ($ in millions) Allowance for Credit Losses ($ in millions) 0.95% 0.97% 1.01% 1.01% 1.03% ACL/Loans %

14 Deposits • Total deposits increased $67.5 million in Q2 2025. • Brokered deposits decreased $127.2 million in Q2 2025. • Deposit costs increased 4 bps in Q2 2025 compared to Q1 2025, due to the growth in average balances primarily attributable to higher cost core deposits. • West Bank participates in a reciprocal deposit network which enables depositors to receive FDIC insurance coverage on deposits otherwise exceeding the maximum insurable amount. • Estimated uninsured deposits, excluding deposits in a reciprocal deposit network, brokered deposits and public funds protected by state programs, were approximately 27.2% of total deposits at the end of Q2. Quarterly Highlights $3,123 $3,259 $3,434 $3,284 $3,354 $3,325 $3,392 2Q24 3Q24 4Q24 1Q25 2Q25 1Q25 2Q25 Average Balances Deposit Cost % Period End Deposits ($ in millions) 3.70% 3.80% 3.53% 3.15% 3.19% Brokered Deposits, 6% Noninterest- Bearing, 15% Interest-Bearing Demand, 14% Savings and Money Market, 52% Time Deposits, 13% Deposit Mix as of June 30, 2025

15 Funding and Liquidity Cost of liability funding ($ in thousands) Cash and cash equivalents $ 345,201 Unpledged securities 85,067 FHLB borrowing availability 455,228 Unsecured lines of credit availability 75,000 Federal Reserve discount window availability 53,465 Total as of 6/30/2025 $ 1,013,961 $3,703 $3,705 $3,862 $3,676 $3,745 $521 $529 $533 $522 $503 $2,602 $2,729 $2,901 $2,762 $2,851 $580 $447 $428 $392 $391 Average Noninterest-Bearing Deposits Average Interest-Bearing Deposits Average Borrowings 2Q24 3Q24 4Q24 1Q25 2Q25 3.83% 3.84% 3.57% 3.25% 3.28% Overall Funding Costs Sources of Liquidity West Bank also maintains master brokered deposit agreements with brokerage firms and deposit networks. ($ in millions)

16 8.7% 8.8% 9.0% 9.0% 9.3% 11.8% 11.9% 12.0% 12.0% 12.3% 2Q24 3Q24 4Q24 1Q25 2Q25 8.1% 8.2% 7.9% 8.4% 8.3% 10.3% 10.3% 10.0% 10.5% 10.4% 2Q24 3Q24 4Q24 1Q25 2Q25 9.3% 9.4% 9.5% 9.6% 9.9% 11.8% 11.9% 12.0% 12.0% 12.3% 2Q24 3Q24 4Q24 1Q25 2Q25 11.9% 12.0% 12.1% 12.2% 12.5%12.7% 12.7% 12.9% 12.9% 13.2% 2Q24 3Q24 4Q24 1Q25 2Q25 Regulatory Capital Ratios Note: Lines depict well-capitalized levels.Consolidated West Bank Total Risk-Based Capital Ratio Tier 1 Capital Ratio Common Equity Tier 1 Ratio Tier 1 Leverage Ratio 6.5% 10% 8% 5%

Appendix
Non-GAAP Financial Measures

(in thousands)	As of and for the Quarter Ended				
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:					
Net interest income (GAAP)	$ 21,419	$ 20,855	$ 19,422	$ 17,960	$ 17,230
Tax-equivalent adjustment [1]	59	66	16	29	55
Net interest income on a FTE basis (non-GAAP)	21,478	20,921	19,438	17,989	17,285
Average interest-earning assets	3,799,081	3,717,441	3,910,978	3,749,688	3,731,674
Net interest margin on a FTE basis (non-GAAP)	2.27 %	2.28 %	1.98 %	1.91 %	1.86 %
Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:					
Net interest income on a FTE basis (non-GAAP)	$ 21,478	$ 20,921	$ 19,438	$ 17,989	$ 17,285
Noninterest income	2,410	2,243	1,430	2,359	2,346
Adjustment for realized securities losses, net	—	—	1,172	—	—
Adjustment for losses on disposal of premises and equipment, net	—	8	—	26	21
Adjusted income	23,888	23,172	22,040	20,374	19,652
Noninterest expense	13,485	13,063	13,399	12,892	13,194
Efficiency ratio on an adjusted and FTE basis (non-GAAP) [2]	56.45 %	56.37 %	60.79 %	63.28 %	67.14 %

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.

(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.

W West Bancorporation
Appendix